ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                          BLUE MOUNTAIN CAPITAL, INC.


     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is Blue Mountain Capital, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted on May 14, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

     _____ No shares have been issued or Directors Elected - Action by Incorporators

     _____ No shares have been issued but Directors Elected - Action by Directors

     _____ Such amendment was adopted by the board of directors where shares have been issued.

     __X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     Article I of the Articles of Incorporation shall be amended so that, as amended, Article I reads in its entirety as follows:


                                   ARTICLE I
                                      Name
                                      ----

     The name of the corporation is JEWELNIQUE DESIGNS, INC.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

     If these amendments are to have a delayed effective date, please list that date: Not applicable. (Not to exceed ninety (90) days from the date of filing)

                                       BLUE MOUNTAIN CAPITAL, INC.




                                       By: /S/  ROLAND W. FINK
                                           -------------------------------------
                                           Roland W. Fink, President




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